Exhibit 3.1

INTERNATIONAL COAL GROUP, INC.

THIRD AMENDED AND RESTATED BYLAWS

As adopted and in effect as of November 17, 2010

STOCKHOLDERS’ MEETINGS

1. Time and Place of Meetings.  All meetings of the stockholders for the election of Directors or for any other purpose will be held at such time and place, within or without the State of Delaware, as may be designated by the Board  of Directors (the “Board”) of International Coal Group, Inc. (the “Company”) or, in the absence of a designation by the Board, the Chairman of the Board (the “Chairman”), the Chief Executive Officer, the President or the Secretary, and stated in the notice of meeting.  Notwithstanding the foregoing, the Board may, in its sole discretion, determine that meetings of the stockholders will not be held at any place, but may instead be held by means of remote communications, subject to the guidelines and procedures as the Board may adopt from time to time.  The Board may postpone and reschedule any previously scheduled annual or special meeting of the stockholders.

2. Annual Meeting.  An annual meeting of the stockholders will be held at such date and time as may be designated from time to time by the Board, at which meeting the stockholders will elect, by a plurality vote of the shares present in person or by proxy at the annual meeting and entitled to vote on the election of directors, the Directors to succeed those Directors whose terms expire at such meeting.  Except as required by law or otherwise by these Bylaws, in all other matters the affirmative vote of the majority of shares present in person or by proxy at the annual meeting and entitled to vote on the subject matter will be the act of the stockholders.

3. Special Meetings.  Special meetings of the stockholders may be called only by the Chairman, the Chief Executive Officer, the President, or the Secretary within 10 calendar days after receipt of the written request of a majority of the total number of directors that the Company would have if there were no vacancies (the “Whole Board”).  Any such request by a majority of the Whole Board must be sent to the Chairman and the Secretary and must state the purpose or purposes of the proposed meeting.  Special meetings of holders of the outstanding Preferred Stock, if any, may be called in the manner and for the purposes provided in the applicable Preferred Stock Designation.  The ability of the stockholders to call a special meeting of the stockholders is hereby specifically denied.  Except as required by law or otherwise by these Bylaws, in all other matters the affirmative vote of the majority of shares present in person or by proxy at a special meeting and entitled to vote on the subject matter will be the act of the stockholders.

4. Notice of Meetings.  Notice of every meeting of the stockholders, stating the place, if any, date and time thereof, the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called, will be given not less than 10, nor more than 60, calendar days before the date of the meeting to each stockholder of record entitled to vote at such meeting, except as otherwise provided herein or by law.  Notice of every meeting of stockholders shall be given by personal delivery or by mail or by electronic communication to the extent permitted by the General Corporation Law of the State of Delaware (the “DGCL”).  If mailed, such notice will be deemed given when deposited in the United States mail, postage prepaid, directed to the stockholder at such stockholder’s address as it appears on the records of the Company.  If electronically transmitted, such notice will be deemed given when directed to an electronic mail address at which the stockholder has consented to receive notice.  Confirmation of receipt will not be required.  When a meeting is adjourned to another place, date or time, written notice need not be given of the adjourned meeting if the place, if any, date and time thereof, and the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting, are announced at the meeting at which the adjournment is taken; provided, however, that if the adjournment is for more than 30 calendar days, or if after the adjournment a new record date is fixed for the adjourned meeting, written notice of the place, if any, date and time thereof, and the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting, must be given in conformity herewith.  At any adjourned meeting, any business may be transacted which properly could have been transacted at the original meeting. For purposes of these Bylaws, “electronic transmission” means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved, and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process.  Stockholders not entitled to vote shall not be entitled to receive notice of any meetings except as otherwise provided by law.

5. Inspectors.  The Board will appoint, or if the Board has not made such appointment, the presiding officer shall appoint, one or more inspectors of election to act as judges of the voting, to determine those persons entitled to vote at any meeting of the stockholders and to make a written report thereof, or any adjournment thereof, in advance of such meeting subject to, and in accordance with, the DGCL.  The Board may designate one or more persons as alternate inspectors to replace any inspector who fails to act.  If no inspector or alternate is able to act at a meeting of stockholders, the presiding officer of the meeting may appoint one or more substitute inspectors.  Each inspector, before entering upon the discharge of the duties of inspector, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of such inspector’s ability.

6. Quorum.  Except as otherwise provided by law or in a Preferred Stock Designation, the holders of a majority of the stock issued and outstanding and entitled to vote at a meeting of the stockholders, present in person or represented by proxy, will constitute a quorum at all meetings of the stockholders for the transaction of business thereat.  If, however, such quorum is not present or represented at any meeting of the stockholders, the majority of stockholders entitled to vote thereat, present in person or represented by proxy, will have the power to adjourn the meeting from time to time, as provided in these Bylaws and the DGCL, until a quorum is present or represented.  When a quorum is once present it is not broken by the subsequent withdrawal of any stockholder.

7. List of Stockholders.  The Secretary or other officer who has charge of the stock ledger of the Company will prepare and make, at least 10 calendar days before the meeting of the stockholders, a complete list of the stockholders entitled to vote thereat, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in such stockholder’s name.  Such list will be produced and kept available at the times and places required by DGCL.

8. Voting; Proxies.  Except as otherwise provided by law, by the Certificate of Incorporation or in a Preferred Stock Designation, each stockholder will be entitled at every meeting of the stockholders to one vote for each share of stock having voting power standing in the name of such stockholder on the books of the Company on the record date for the meeting and such votes may be cast either in person or by proxy but no such proxy may be voted upon after three years from its date, unless such proxy explicitly provides for a longer period.  Every proxy must be authorized in a manner permitted by Section 212 of the DGCL, or any successor provision.  Without affecting any vote previously taken, a stockholder may revoke any proxy that is not irrevocable by attending the meeting and voting in person, by revoking the proxy by giving notice to the Secretary, or by a later appointment of a proxy.  The vote upon any question brought before a meeting of the stockholders may be by voice vote, unless otherwise required by the DGCL, the Certificate of Incorporation or these Bylaws or unless the Chairman or the holders of a majority of the outstanding shares of all classes of stock entitled to vote thereon present in person or by proxy at such meeting request that votes shall be made by written ballot.  Every vote taken by written ballot will be counted by the inspectors of election.  When a quorum is present at any meeting, the affirmative vote of the holders of a majority of the stock present in person or represented by proxy at the meeting and entitled to vote on the subject matter and which has actually been voted will be the act of the stockholders, except as otherwise provided in these Bylaws, the Certificate of Incorporation, a Preferred Stock Designation or by law.

9. Order of Business.  (a)  The Chairman, or such other officer of the Company designated by a majority of the Whole Board, will call meetings of the stockholders to order and will act as presiding officer thereof.  The Secretary of the Company shall act as Secretary of all meetings of the stockholders.  In the absence or disability of the Secretary, the Chairman or the President shall appoint a person to act as Secretary at such meetings.  Unless otherwise determined by the Board prior to the meeting, the presiding officer of the meeting of the stockholders will also determine the order of business and have the authority in his or her sole discretion to regulate the conduct of any such meeting, including without limitation by imposing restrictions on the persons (other than stockholders of the Company or their duly appointed proxies) that may attend any such stockholders’ meeting, by ascertaining whether any stockholder or his or her proxy may be excluded from any meeting of the stockholders based upon any determination by the presiding officer, in his or her sole discretion, that any such person has unduly disrupted or is likely to disrupt the proceedings thereat, and by determining the circumstances in which any person may make a statement or ask questions at any meeting of the stockholders.

(b) At an annual meeting of the stockholders, only such business (other than the nomination of candidates for election as Directors of the Corporation which is governed by Bylaw 12) will be conducted or considered as is properly brought before the annual meeting.  To be properly brought before an annual meeting, business must be (i) specified in the notice of the annual meeting (or any supplement thereto) given by or at the direction of the Board in accordance with Bylaw 4, (ii) otherwise properly brought before the annual meeting by the presiding officer or by or at the direction of a majority of the Whole Board, or (iii) otherwise properly requested to be brought before the annual meeting by a stockholder of the Company in accordance with Bylaw 9(c) below.

(c) For business to be properly requested by a stockholder to be brought before an annual meeting, (i) the stockholder must be a stockholder of the Company of record at the time of the giving of the notice for such annual meeting provided for in these Bylaws, (ii) the stockholder must be entitled to vote at such meeting, (iii) the stockholder must have given timely notice thereof in proper written form to the Secretary, and (iv) if the stockholder, or the beneficial owner on whose behalf any business is brought before the meeting, has provided the Company with a Proposal Solicitation Notice, as that term is defined in this Bylaw 9(c), such stockholder or beneficial owner must have delivered a proxy statement and form of proxy to the holders of at the least the percentage of shares of the Company entitled to vote required to approve such business that the stockholder proposes to bring before such annual meeting and included in such materials the Proposal Solicitation Notice.  Except as otherwise provided by law, to be timely, a stockholder’s notice must be delivered to or mailed and received at the principal executive offices of the Company not less than 60, nor more than 90, calendar days prior to the first anniversary of the date on which the Company first mailed its proxy materials for the preceding year’s annual meeting of stockholders; provided, however, that if there was no annual meeting in the preceding year or the date of the annual meeting is advanced more than 30 calendar days prior to, or delayed by more than 30 calendar days after the anniversary of the preceding year’s annual meeting, notice by the stockholder to be timely must be so delivered not later than the close of business on the later of the 90th calendar day prior to such annual meeting or the 10th calendar day following the day on which public disclosure of the date of such meeting is first made.  In no event shall the public disclosure of an adjournment of an annual meeting commence a new time period for the giving of a stockholder’s notice as described above.  To be in proper written form, a stockholder’s notice to the Secretary must set forth (A) as to each matter the stockholder proposes to bring before the annual meeting:  (1) a description in reasonable detail of the business desired to be brought before the annual meeting; (2) the text of the proposal or business (including the text of any resolutions proposed for consideration and, if the business includes a proposal to amend these Bylaws or the Certificate of Incorporation, the language of the proposed amendment); and (3) the reasons for conducting the business at the annual meeting; and (B) as to each stockholder giving the notice and any Stockholder Associate (as defined below):  (1) the name and address of the stockholder, as it appears on the Company's stock ledger, and, if different, the current name and address of the stockholder, and the name and address of any Stockholder Associate; (2) a representation that at least one of these persons is a holder of record or beneficially of securities of the Company entitled to vote at the meeting and intends to remain so through the date of the meeting and to appear in person or by proxy at the meeting to present the business stated in the stockholder’s notice; (3) the class, series and number of any securities of the Company that are owned of record or beneficially by each of these persons as of the date of the stockholder’s notice; (4) a description of any material interests of any of these persons in the business proposed and of all agreements, arrangements and understanding between these persons and any other person (including their names) in connection with the proposal of the business by the stockholder; (5) a description of any proxy, contract, arrangement, understanding or relationship pursuant to which any of these persons has a right to vote any shares of any securities of the Company; (6) a description of any derivative positions related to any class or series of securities of the Company owned of record or beneficially by the stockholder or any Stockholder Associate; (7) a description of whether and the extent to which any hedging, swap or other transaction or series of transactions has been entered into by or on behalf of, or any other agreement, arrangement or understanding (including any short position or any borrowing or lending of securities) has been made, the effect or intent of which is to mitigate loss to, or manage risk of stock price changes for, or to increase the voting power of, the stockholder or any Stockholder Associate with respect to any securities of the Company; and (8) a representation that after the date of the stockholder’s notice and up to the date of the annual meeting, each of these persons will provide written notice to the Secretary of the Company as soon as practicable following a change in the number of securities of the Company held as described in response to subclause (3) above that equals 1% or more of the then-outstanding shares of the Company, and/or entry, termination, amendment or modification of the agreements, arrangements or understandings described in response to subclause (6) above that results in a change that equals 1% or more of the then-outstanding shares of the Company or in the economic interests underlying those agreements, arrangements or understandings; and (C) a representation as to whether the stockholder giving notice and any Stockholder Associate intends, or intends to be part of a group that intends:  (1) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Company’s outstanding capital stock required to approve or adopt the proposal; and/or (2) otherwise to solicit proxies from stockholders in support of the proposal.  For purposes of this Bylaw 9(c) and Bylaw 12, (x) “public disclosure” means disclosure in a press release reported by the Dow Jones News Service, Associated Press, Reuters, Bloomberg or comparable national news service or in a document filed by the Company with the Securities and Exchange Commission (the “SEC”) pursuant to the Exchange Act or furnished by the Company to its stockholders and (y) “Stockholder Associate” of any stockholder means (1) any person controlling, directly or indirectly, or acting in concert with, the stockholder; (2) any beneficial owner of securities of the Company owned of record or beneficially by the stockholder; and (3) any person controlling, controlled by or under common control with the Stockholder Associate.  Notwithstanding the foregoing provisions of this Bylaw 9, in order to include information with respect to a stockholder proposal in the Company’s proxy statement and form of proxy for a meeting of stockholders, a stockholder must provide notice as required by, and otherwise comply with, all of the applicable requirements of the Exchange Act.

(d) At a special meeting of stockholders, only such business may be conducted or considered as is properly brought before the meeting.  To be properly brought before a special meeting, business must be (i) specified in the notice of the meeting (or any supplement thereto) given in accordance with Bylaws 3 and 4 or (ii) otherwise properly brought before the meeting by the presiding officer or by or at the direction of a majority of the Whole Board.

(e) The determination of whether any business sought to be brought before any annual or special meeting of the stockholders is properly brought before such meeting in accordance with this Bylaw 9 will be made by the presiding officer of such meeting.  If the presiding officer determines that any business is not properly brought before such meeting, he or she will so declare to the meeting and any such business will not be conducted or considered.

DIRECTORS

10. Function.  The business and affairs of the Company will be managed under the direction of its Board, which may exercise all such powers of the Company and do all such lawful acts and things as are not by statute or by the Company’s Certificate of Incorporation or these Bylaws required to be exercised or done by the stockholders.

11. Number.  The authorized number of Directors will be fixed from time to time by vote of a majority of the Whole Board.  The Directors, other than those who may be elected by the holders of any series of the Preferred Stock, will be classified with respect to the time for which they severally hold office in accordance with the Certificate of Incorporation.

12. Nominations of Directors; Election.  (a)  Subject to the rights, if any, of the holders of any series of Preferred Stock to elect additional Directors under circumstances specified in a Preferred Stock Designation, stockholders may elect Directors at, and only at, an annual meeting of stockholders, and only persons who are nominated in accordance with this Bylaw 12 will be eligible for election as Directors at a meeting of stockholders.

(b) Nominations of persons for election as Directors may be made only at an annual meeting of stockholders (i) by or at the direction of the Board or a committee thereof or (ii) by any stockholder that is a stockholder of record at the time of giving the notice provided for in this Bylaw 12, who is entitled to vote for the election of Directors at such annual meeting, and who makes the nomination pursuant to timely notice in proper written form to the Secretary in compliance with the procedures set forth in this Bylaw 12.

(c) Except as otherwise provided by law, to be timely, a stockholder’s notice with respect to nominations of persons for election as Directors of the Company must be delivered to or mailed and received at the principal executive offices of the Company not less than 60, nor more than 90, calendar days prior to the first anniversary of the date on which the Company first mailed its proxy materials for the preceding year’s annual meeting of stockholders; provided, however, that if there was no annual meeting in the preceding year or the date of the annual meeting is advanced more than 30 calendar days prior to, or delayed by more than 30 calendar days after the anniversary of the preceding year’s annual meeting, notice by the stockholder to be timely must be so delivered not later than the close of business on the later of the 90th calendar day prior to such annual meeting or the 10th calendar day following the day on which public disclosure of the date of such meeting is first made.  In no event shall the public disclosure of an adjournment of an annual meeting commence a new time period for the giving of a stockholder’s notice as described above.  Notwithstanding anything in this Section 9(c) to the contrary, if the number of directors to be elected to the Board at an annual meeting is increased and there is no public announcement by the Company naming all of the nominees for director or specifying the size of the increased board of directors at least one hundred (100) calendar days prior to the anniversary of the mailing of proxy materials for the prior year’s annual meeting of stockholders, then a stockholder’s notice required by this Bylaw 12(c) shall be considered timely, but only with respect to nominees for any new positions created by such increase, if it is received by the Secretary of the Company not later than the close of business on the tenth (10th) calendar day following the day on which such public announcement is first made by the Company.

(d) To be in proper written form, a stockholder’s notice must set forth:

(i) as to each person who is not an incumbent Director of the Company whom the stockholder proposes to nominate for election as a Director, (A) the name, age, business address and residence address of such person; (B) the principal occupation or employment of such person; (C) the class, series and number of securities of the Company that are owned of record or beneficially by such person; (D) the date or dates the securities were acquired and the investment intent of each acquisition; (E) any other information relating to such person that is required to be disclosed in solicitations for proxies for election of Directors pursuant to Regulation 14A under the Exchange Act (or any comparable successor rule or regulation under the Exchange Act); and (F) any other information relating to such person that the Board of Directors or any nominating committee of the Board of Directors reviews in considering any person for nomination as a Director, as will be provided by the Secretary of the Company upon request;

(ii) as to the stockholder giving the notice and any Stockholder Associate, (A) the name and address of the stockholder, as they appear on the Company’s stock ledger, and, if different, the current name and address of the stockholder, and the name and address of any Stockholder Associate; (B) a representation that at least one of these persons is a holder of record or beneficially of securities of the Company entitled to vote at the meeting and intends to remain so through the date of the meeting and to appear in person or by proxy at the meeting to nominate the person or persons specified in the stockholder’s notice; (C) the class, series and number of securities of the Company that are owned of record or beneficially by each of these persons as of the date of the stockholder’s notice; (D) a description of any material relationships, including legal, financial and/or compensatory, among the stockholder giving the notice, any Stockholder Associate and the proposed nominee(s); (E) a description of any derivative positions related to any class or series of securities of the Company owned of record or beneficially by the stockholder or any Stockholder Associate; (F) a description of whether and the extent to which any hedging, swap or other transaction or series of transactions has been entered into by or on behalf of, or any other agreement, arrangement or understanding (including any short position or any borrowing or lending of securities) has been made, the effect or intent of which is to mitigate loss to, or manage risk of stock price changes for, or to increase the voting power of, the stockholder or any Stockholder Associate with respect to any securities of the Company; and (G) a representation that after the date of the stockholder’s notice and up to the date of the annual meeting each of these persons will provide written notice to the Secretary of the Company as soon as practicable following a change in the number of securities of the Company held as described in response to subclause (C) above that equals 1% or more of the then-outstanding shares of the Company, and/or entry, termination, amendment or modification of the agreements, arrangements or understanding described in response to subclause (F) above that results in a change that equals 1% or more of the then-outstanding shares of the Company or in the economic interests underlying these agreements, arrangements or understanding;

(iii) a representation as to whether the stockholder giving notice and any Stockholder Associate intends, or intends to be part of a group that intends:  (A) to deliver a proxy statement and/or form of proxy to stockholders; and/or (B) otherwise to solicit proxies from stockholders in support of the proposed nominee; and

(iv) a written consent of each proposed nominee to serve as a Director of the Company, if elected, and a representation that the proposed nominee (A) does not or will not have any undisclosed voting commitments or other arrangements with respect to his or her actions as a Director; and (B) will comply with these Bylaws and all applicable publicly disclosed corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Company.

(e) At the request of the Board, any person nominated by the Board for election as a Director must furnish to the Secretary that information required to be set forth in a stockholder’s notice of nomination which pertains to the nominee or such other information as it may reasonably require to determine the eligibility of such nominee to serve as a director of the Company.

(f) The presiding officer of any annual meeting will, if the facts warrant, determine that a nomination was not made in accordance with the procedures prescribed by this Bylaw 12, and if he or she should so determine, he or she will so declare to the meeting and the defective nomination will be disregarded. Notwithstanding the foregoing provisions of this Bylaw 12, a stockholder must also comply with all applicable requirements of the Exchange Act with respect to the matters set forth in this Bylaw 12, including without limitation any such rule or regulations relating to the delivery of a proxy statement and form of proxy.  Nothing in the foregoing provision obligates the Company or the Board to include in any proxy statement or other stockholder communication distributed on behalf of the Company or the Board information with respect to any nominee for Directors submitted by a stockholder.

13. Vacancies and Newly Created Directorships.  Subject to the rights, if any, of the holders of any series of Preferred Stock to elect additional Directors under circumstances specified in a Preferred Stock Designation, newly created directorships resulting from any increase in the number of Directors and any vacancies on the Board resulting from death, resignation, disqualification, removal or other cause will be filled solely by the affirmative vote of a majority of the remaining Directors then in office, even though less than a quorum of the Board, or by a sole remaining Director.  Any Director elected in accordance with the preceding sentence will hold office for the remainder of the full term of the class of Directors in which the new directorship was created or the vacancy occurred and until such Director’s successor is elected and qualified, or until his or her earlier death, resignation, retirement, disqualification or removal.  No decrease in the number of Directors constituting the Board will shorten the term of an incumbent Director.

14. Removal.  Subject to the rights, if any, of the holders of any series of Preferred Stock to elect additional Directors under circumstances specified in a Preferred Stock Designation, any Director may be removed from office by the stockholders only for cause and only in the manner provided in the Certificate of Incorporation and, if applicable, any amendment to this Bylaw 14.

15. Resignation.  Any Director may resign at any time by giving notice in writing or by electronic transmission of his or her resignation to the Chairman or the Secretary.  Unless otherwise stated in such notice of resignation, the acceptance thereof shall not be necessary to make it effective; and such resignation will take effect at the time specified therein or, in the absence of such specification, it shall take effect upon the receipt thereof.

16. Regular Meetings.  Regular meetings of the Board may be held immediately after the annual meeting of the stockholders and at such other time and place either within or without the State of Delaware as may from time to time be determined by the Board.

17. Special Meetings.  Special meetings of the Board may be called by the Chairman, by the President or by a majority of the Whole Board and notice will be deemed given to each Director by whom such notice is not waived, if it is given 24 hours before the start of the meeting (i) in person, (ii) by facsimile telecommunication, when directed to a number at which the Director has consented to receive notice, (iii) by electronic mail, when directed to an electronic mail address at which the Director has consented to receive notice, or (iv) by other similar medium of communication.  Special meetings of the Board may be held at such time and place either within or without the State of Delaware as is determined by the Board or specified in the notice of any such meeting.

18. Quorum.  At all meetings of the Board, a majority of the Whole Board will constitute a quorum for the transaction of business.  Except for the designation of committees as hereinafter provided and except for actions required by these Bylaws or the Certificate of Incorporation to be taken by a majority of the Whole Board, the act of a majority of the Directors present at any meeting at which there is a quorum will be the act of the Board.  If a quorum is not present at any meeting of the Board, the Directors present thereat may adjourn the meeting from time to time to another place, time, or date, without notice other than announcement at the meeting, until a quorum is present.

19. Participation in Meetings by Remote Communications.  Members of the Board or any committee designated by the Board may participate in a meeting of the Board or any such committee, as the case may be, by means of telephone conference or other  means by which all persons participating in the meeting can hear each other, and such participation in a meeting will constitute presence in person at the meeting.

20. Committees.  (a)  The Board may designate one or more directorate committees.  Each such committee will consist of one or more Directors and each to have such lawfully delegable powers and duties as the Board may confer; provided, however, that no committee shall exercise any power or duty required by the DGCL to be acted upon by the Board.

(b) The members of each committee of the Board will serve in such capacity at the pleasure of the Board or as may be specified in any resolution from time to time adopted by the Board.  The Board may designate one or more Directors as alternate members of any such committee, who may replace any absent or disqualified member at any meeting of such committee.  In lieu of such designation by the Board, in the absence or disqualification of any member of a committee of the Board, the members thereof present at any such meeting of such committee and not disqualified from voting, whether or not they constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member.

(c) Except as otherwise provided in these Bylaws or by law, any committee of the Board, to the extent provided in Bylaw 20(a) or, if applicable, in the resolution of the Board, will have and may exercise all the powers and authority of the Board in the direction of the management of the business and affairs of the Company.  Any such committee designated by the Board will have such name as may be determined from time to time by resolution adopted by the Board.  Unless otherwise prescribed by the Board, a majority of the members of any committee of the Board will constitute a quorum for the transaction of business, and the act of a majority of the members present at a meeting at which there is a quorum will be the act of such committee.  Each committee of the Board may prescribe its own rules for calling and holding meetings and its method of procedure, subject to any rules prescribed by the Board.  Each committee of the Board will keep written minutes of its proceedings and report on such proceedings to the Board.

21. Compensation.  The Board may establish the compensation for, and reimbursement of the expenses of, Directors for membership on the Board and on committees of the Board, attendance at meetings of the Board or committees of the Board, and for other services by Directors to the Company or any of its majority-owned subsidiaries.  No such payment shall preclude any director from serving the Company in any other capacity and receiving compensation therefor.  Members of special or standing committees may be allowed like compensation for service as committee members.

22. Rules.  The Board may adopt rules and regulations for the conduct of meetings and the oversight of the management of the affairs of the Company.

23. Action without Meeting.  Any action required or permitted to be taken at any meeting of the Board or any committee thereof may be taken without a meeting if all of the members of the Board or of any such committee consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filled with the minutes or proceedings of the Board or of such committee.  Such filing will be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

NOTICES

24. Generally.  Except as otherwise provided by law, these Bylaws, or the Certificate of Incorporation, whenever by law or under the provisions of the Certificate of Incorporation or these Bylaws notice is required to be given to any Director or stockholder, it will not be construed to require personal notice, but such notice may be given (i) in person, (ii) by courier service, addressed to such Director or stockholder, at the address of such Director or stockholder as it appears on the records of the Company, with postage thereon prepaid, or (iii) telephone, facsimile, electronic transmission or similar means of communication.  Any notice will be deemed to be given at the time when the same is transmitted, to the extent given by telephone, facsimile, electronic transmission or similar means of communication.

25. Waivers.  Whenever any notice is required to be given by law or under the provisions of the Certificate of Incorporation or these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to such notice or such person’s duly authorized attorney, or a waiver by electronic transmission by the person or persons entitled to such notice, whether before or after the time of the event for which notice is to be given, will be deemed equivalent to such notice.  Attendance of a person at a meeting will constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

OFFICERS

26. Generally.  The officers of the Company will be elected by the Board and may consist of a Chairman, a Chief Executive Officer, a President, a Chief Financial Officer, a Secretary, a Treasurer and such other officers as the Board may from time to time determine, including any or all of the following:  one or more Vice Chairmen, one or more Assistants to the Chairman, one or more Vice Presidents (who may be given particular designations with respect to authority, function, or seniority), one or more Assistant Secretaries, one or more Assistant Treasurers and such other officers as the Board may from time to time determine.  Notwithstanding the foregoing, by specific action the Board may authorize the Chairman to appoint any person to any office other than Chairman, Chief Executive Officer, President, Secretary or Treasurer.  Any number of offices may be held by the same person.  Any of the offices may be left vacant from time to time as the Board may determine.  In the case of the absence or disability of any officer of the Company or for any other reason deemed sufficient by a majority of the Board, the Board may delegate the absent or disabled officer’s powers or duties to any other officer or to any Director.

27. Compensation.  The compensation of all officers and agents of the Company who are also Directors will be fixed by the Board or by a committee of the Board.  The Board may fix, or delegate the power to fix, the compensation of other officers and agents of the Company to an officer of the Company.

28. Succession.  Each officer of the Company will hold office until their successors are elected and qualified, or until his or her earlier death, resignation, retirement, disqualification or removal.  Any officer may be removed at any time by the affirmative vote of a majority of the Whole Board or, in the case of officers elected by action of the Chairman, the Chairman.  Any vacancy occurring in any office of the Company may be filled by the Board or by the Chairman as provided in Bylaw 26.

29. Voting Securities Owned by the Company.  Powers of attorney, proxies, waivers of notice of meeting, consents and other instruments relating to securities owned by the Company may be executed in the name of and on behalf of the Company by the Chairman, the Chief Executive Officer, the President , the Chief Financial Officer or any Vice President or any other officer authorized to do so by the Board and any such officer may, in the name of and on behalf of the Company, take all such action as any such officer may deem advisable to vote in person or by proxy at any meeting of security holders of any corporation in which the Company may own securities and at any such meeting shall possess and may exercise any and all rights and power incident to the ownership of such securities and which, as the owner thereof, the Company might have exercised and possessed if present.  The Board may, by resolution, from time to time confer like powers upon any other person or persons.

30. Authority and Duties.  Each of the officers of the Company will have such authority and will perform such duties as are customarily incident to their respective offices or as may be specified from time to time by the Board.

STOCK

31. Uncertificated Shares of Stock; Stock Certificates; Stock Records.  Shares of the capital stock of the Corporation may be certificated or uncertificated, as provided under the General Corporation Law of the State of Delaware.  Certificates representing shares of stock of the Company will be in such form as is determined by the Board, subject to applicable legal requirements. Each such certificate will be numbered and its issuance recorded in the books of the Company, and such certificate will exhibit the holder’s name and the number of shares and will be signed by, or in the name of, the Company by the Chairman or the President and the Secretary or an Assistant Secretary, or the Treasurer or an Assistant Treasurer, and will also be signed by, or bear the facsimile signature of, a duly authorized officer or agent of any properly designated transfer agent of the Company. Any or all of the signatures and the seal of the Company, if any, upon such certificates may be facsimiles, engraved or printed. Such certificates may be issued and delivered notwithstanding that the person whose facsimile signature appears thereon may have ceased to be such officer at the time the certificates are issued and delivered.

32. Classes of Stock.  The designations, powers, preferences and relative participating, optional or other special rights of the various classes of stock or series thereof, and the qualifications, limitations or restrictions thereof, will be set forth in full or summarized on the face or back of the certificates which the Company issues to represent its stock or, in lieu thereof, such certificates will set forth the office of the Company from which the holders of certificates may obtain a copy of such information at no charge.

Within a reasonable time after the issuance or transfer of uncertificated stock, the Company shall send to the registered owner of thereof a written notice that shall set forth the name of the Company, that the Company is organized under the laws of the state of Delaware, the name of the stockholder, the number and class (and the designated series, if any) of the shares represented, and any restrictions on transfer or registration of such shares of stock imposed by the Company’s articles of incorporation, these Bylaws, any agreement among stockholders or any agreement among shareholders of the Company.

33. Lost, Stolen or Destroyed Certificates.  The Secretary may direct (i) a new certificate or certificates or (ii) or uncertificated shares in place of any certificate or certificates previously issued by the Company to be issued in place of any certificate or certificates theretofore issued by the Company alleged to have been lost, stolen, or destroyed, upon the making of an affidavit of that fact, satisfactory to the Secretary, by the person claiming the certificate of stock to be lost, stolen or destroyed. As a condition precedent to the issuance of a new certificate or certificates or uncertificated shares, the Secretary may require the owners of such lost, stolen or destroyed certificate or certificates to give the Company a bond in such sum and with such surety or sureties as the Secretary may direct as indemnity against any claims that may be made against the Company with respect to the certificate alleged to have been lost, stolen, or destroyed or the issuance of the new certificate.

34. Transfer.  Stock of the Company will be transferable in the manner prescribed by applicable law and in these Bylaws. Transfers of stock will be made on the books of the Company only by the person named in the certificate or by such person’s attorney lawfully constituted in writing and upon the surrender of the certificate therefor, properly endorsed for transfer, or proper evidence of succession, assignation or authority to transfer and payment of all necessary transfer taxes; provided, however, that such surrender and endorsement or payment of taxes shall not be required in any case in which the officers of the Company shall determine to waive such requirement. Every certificate exchanged, returned or surrendered to the Company shall be marked “Cancelled,” with the date of cancellation, by the Secretary or Assistant Secretary of the Company or the transfer agent thereof.  Upon the receipt of proper transfer instructions from the registered owner of uncertificated shares, such uncertificated shares shall be cancelled and the transaction recorded on the books of the Company.  No transfer of stock will be valid as against the Company for any purpose until it has been entered in the stock records of the Company by an entry showing from and to whom transferred.

35. Record Dates.  (a)  In order that the Company may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board may fix a record date, which will not be more than 60, nor less than 10, calendar days before the date of such meeting. If no record date is fixed by the Board, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders will be at the close of business on the calendar day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the calendar day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of the stockholders will apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.

(b) In order that the Company may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board may fix a record date, which record date will not be more than 60 calendar days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose will be at the close of business on the calendar day on which the Board adopts the resolution relating thereto.

(c) The Company will be entitled to treat the person in whose name any share of its stock is registered as the owner thereof for all purposes, and will not be bound to recognize any equitable or other claim to, or interest in, such share on the part of any other person, whether or not the Company has notice thereof, except as expressly provided by applicable law.

36. Transfer Agents.  The Company may from time to time maintain one or more transfer offices or agencies at such place or places as may be determined from time to time by the Board.

DIVIDENDS

37. Dividends.  Subject to the provisions of DGCL and the Certificate of Incorporation (including any Preferred Stock Designation), the Board will have full power to declare and pay dividends on the capital stock of the Company.  Before payment of any dividend, there may be set aside out of any funds of the Company available for dividends such sum or sums as the Board from time to time, in its absolute discretion, may determine for any proper purpose, and the Board may modify or abolish such reserve.

INDEMNIFICATION OF

DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS

38. Indemnification of Directors and Officers.  The Company shall, to the fullest extent authorized under the laws of the State of Delaware, as those laws may be amended and supplemented from time to time, and under the certificate of incorporation, indemnify any director or officer of the Company.

39. Indemnification of Employees and Agents.  The Company may, by action taken in writing by the Board in its sole discretion in a particular case, provide indemnification to employees and agents of the Company, and to persons who serve at the request of the Company as directors, officers, employees or agents of an affiliate of the Company or another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, in each case individually or as a group, to the same extent (or such lesser extent as the action by the Board  may provide) as the indemnification of directors and officers permitted by Bylaw 38.

GENERAL

40. Fiscal Year.  The fiscal year of the Company will end on December 31st of each year or such other date as may be fixed from time to time by the Board.

41. Seal.  The Board may adopt a corporate seal and use the same by causing it or a facsimile thereof to be impressed or affixed or otherwise reproduced.

42. Location and Reliance Upon Books, Reports and Records.  The books and records of the Company may be kept at such place or places as the Board or the respective officers in charge thereof may from time to time determine.  The record books containing the names and addresses of all stockholders, the number and class of shares of stock held by each and the dates when they respectively became the owners of record thereof shall be kept by the Secretary as prescribed in the By-laws or by such officer or agent as shall be designated by the Board.  Each Director, each member of a committee designated by the Board, and each officer of the Company will, in the performance of his or her duties, be fully protected in relying in good faith upon the records of the Company and upon such information, opinions, reports, or statements presented to the Company by any of the Company’s officers or employees, or committees of the Board, or by any other person or entity as to matters the Director, committee member or officer believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Company.

43. Time Periods.  In applying any provision of these Bylaws that requires that an act be performed or not be performed a specified number of days prior to an event or that an act be performed during a period of a specified number of days prior to an event, calendar days will be used unless otherwise specified, the day of the doing of the act will be excluded, and the day of the event will be included.

44. Amendments.  Except as otherwise provided by law or by the Certificate of Incorporation or these Bylaws, these Bylaws or any of them may be amended in any respect or repealed at any time, either (a) at any meeting of stockholders, provided that any amendment or supplement proposed to be acted upon at any such meeting has been described or referred to in the notice of such meeting or (b) at any meeting of the Board, provided that no amendment adopted by the Board may vary or conflict with any amendment adopted by the stockholders in accordance with the Certificate of Incorporation and these Bylaws.  Notwithstanding the foregoing and anything contained in these Bylaws to the contrary, the Bylaws may not be amended or repealed by the stockholders, and no provision inconsistent therewith may be adopted by the stockholders, without the affirmative vote of the holders of at least 80% of the outstanding Voting Stock, voting together as a single class.

45. Certain Defined Terms.  Terms used herein with initial capital letters that are not otherwise defined are used herein as defined in the Company’s Certificate of Incorporation.